Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE FISCAL FOURTH QUARTER AND FULL YEAR ENDED SEPTEMBER 30, 2011

•	Adjusted OIBDA and adjusted OIBDA margin expanded in the quarter and fiscal year

•	Digital revenue represented nearly 50% of U.S. Recorded Music revenue in the quarter

NEW YORK, December 8, 2011—Warner Music Group Corp. today announced its fourth-quarter and full-year financial results for the period ended September 30, 2011.

“In the quarter and throughout the fiscal year, WMG continued to perform,” said Stephen Cooper, Warner Music Group’s CEO. “The company grew digital and ‘360’ revenue, executed on its strategy of establishing more comprehensive artist partnerships and continued to position itself well for the opportunities that exist in the rapidly evolving recorded music and music publishing industries.”

“Our cost-management efforts and the continued transition from physical to digital revenue streams enabled us to increase adjusted OIBDA margins for both the fourth quarter and the fiscal year,” added Steven Macri, Warner Music Group’s Executive Vice President and CFO.

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Combined Three Months ended September 30, 2011(1)	For the Three Months ended September 30, 2010	% Change	For the Combined Twelve Months ended September 30, 2011(1)	For the Twelve Months Ended September 30, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$707	$753	(6%)	$2,869	$2,988	(4%)
Digital Revenue	210	197	7%	820	759	8%
Operating income (loss)	(21)	20	—	32	90	(64%)
Adjusted operating income (loss) (1)	39	20	95%	99	90	10%
OIBDA	41	85	(52%)	290	348	(17%)
Adjusted OIBDA(1)	101	85	19%	357	348	3%
Net loss attributable to Warner Music Group Corp.	(103)	(46)	(124%)	(205)	(143)	(43%)
Adjusted Net loss attributable to Warner Music Group Corp	$(43)	$(46)	7%	$(138)	$(143)	3%

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

For the quarter, revenue reflects a light release schedule, as well as the continued transition to digital in the recorded music industry. Revenue growth in France, Spain and Latin America was offset by weakness in the U.S., Japan and the rest of Europe. Digital revenue represented 29.7% of total revenue for the quarter, compared to 26.2% in the prior-year quarter. The growth in digital revenue reflects growth in global downloads and subscription/streaming services, partially offset by continued declines in the ringtone business.

Adjusted operating margin expanded 2.8 percentage points to 5.5% from 2.7%. Adjusted OIBDA margin expanded 3.0 percentage points to 14.3% from 11.3%. Operating income, adjusted operating income, OIBDA and adjusted OIBDA for the quarter included $10 million of severance charges ($7 million in Recorded Music and $3 million in Corporate) compared to $34 million of severance charges in the prior-year quarter ($31 million in Recorded Music, $2 million in Music Publishing and $1 million in Corporate) (the “Quarterly Severance Charges”). See below for calculations and reconciliations of OIBDA and OIBDA margin.

Adjusted net loss reflects the impact of an increase in interest expense, to $72 million from $47 million, related to the July 2011 refinancing of certain existing indebtedness in connection with the acquisition of the company by Access Industries. The refinancing resulted in $19 million in tender/call premiums and $15 million of accrued interest paid in connection with the debt obligations repaid in full. In addition, the new debt obligations carry higher interest rates.

As of September 30, 2011, the company reported a cash balance of $154 million, total long-term debt of $2.22 billion and net debt (total long-term debt minus cash) of $2.06 billion.

Cash used in operating activities was $34 million compared to cash provided by operating activities of $50 million in the prior-year quarter. Free Cash Flow, defined below, was negative $52 million compared to positive $25 million in the prior-year quarter. The primary factors impacting the comparison of Free Cash Flow were $46 million in expenses related to the acquisition of the company by Access Industries (the vast majority of which were paid in the fourth quarter) and the $34 million increase in cash paid for tender/call premiums and interest.

Full-Year Results

For the fiscal year, revenue reflects the continued decline in physical sales in the recorded music industry and a more robust release schedule in the prior fiscal year, partially offset by increases in digital revenue, licensing revenue and non-traditional Recorded Music revenue. Digital revenue represented 28.6% of total revenue, compared to 25.4% in the prior year.

Adjusted operating margin expanded 0.5 percentage points to 3.5% from 3.0% in the prior year. Adjusted OIBDA margin expanded 0.8 percentage points to 12.4% from 11.6% in the prior year. Operating income, adjusted operating income, OIBDA and adjusted OIBDA in the fiscal year included $38 million of severance charges ($24 million in Recorded Music, $6 million in Music Publishing and $8 million in Corporate) compared to $54 million of severance charges in the prior fiscal year ($46 million in Recorded Music, $2 million in Music Publishing and $6 million in Corporate) (the “Fiscal-Year Severance Charges”).

Adjusted net loss reflects the impact of the increase in interest expense related to the July 2011 refinancing of certain indebtedness in connection with the acquisition of the company by Access Industries.

Cash used in operating activities was $52 million compared to cash provided by operating activities of $150 million in the prior fiscal year. Free Cash Flow was negative $221 million, compared to positive $65 million in fiscal year 2010. The primary factors impacting the comparison in Free Cash Flow between the fiscal year and fiscal year 2010 were $87 million in additional investments in the fiscal year, $53 million in expenses related to the acquisition of the company by Access Industries (the vast majority of which were paid in the fiscal year) and the $41 million increase in cash paid for tender/call premiums and interest, largely driven by the July 2011 refinancing.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Combined Three Months ended September 30, 2011(1)	For the Three Months ended September 30, 2010	% Change	For the Combined Twelve Months ended September 30, 2011(1)	For the Twelve Months ended September 30, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$571	$620	(8%)	$2,344	$2,459	(5%)
Digital Revenue	194	183	6%	768	713	8%
Operating income (loss)	13	7	86%	110	102	8%
Adjusted operating income (loss) (1)	21	7	200%	118	102	16%
OIBDA	54	52	4%	282	279	1%
Adjusted OIBDA(1)	$62	$52	19%	$290	$279	4%

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

The company’s Recorded Music business experienced growth in digital revenue, as download revenue and subscription/streaming revenue were strong. Recorded Music digital revenue represented 34.0% of total Recorded Music revenue, compared to 29.5% in the prior-year quarter. Domestic Recorded Music digital revenue was $107 million, or 49.5% of total domestic Recorded Music revenue, compared to 39.5% in the prior-year quarter. Non-traditional Recorded Music revenue also grew, driven by the company’s European concert promotion business. The digital revenue growth was more than offset by contracting demand for physical product. Major sellers included Red Hot Chili Peppers, Bruno Mars, Lenny Kravitz, Blake Shelton and Jason Derulo.

Recorded Music adjusted operating margin expanded 2.6 percentage points to 3.7% from 1.1% in the prior-year quarter. Recorded Music adjusted OIBDA margin expanded 2.5 percentage points to 10.9% from 8.4% in the prior-year quarter. Operating income, adjusted operating income, OIBDA and adjusted OIBDA reflects the impact of the Quarterly Severance Charges.

Full-Year Results

Digital Recorded Music revenue represented 32.8% of Recorded Music revenue for the fiscal year, up from 29.0% in fiscal year 2010. Domestic Recorded Music digital revenue amounted to $433 million, or 45.2% of total domestic Recorded Music revenue, up from $421 million or 40.4% in the prior fiscal year. Major sellers included Bruno Mars, Cee Lo Green, Red Hot Chili Peppers, Michael Bublé and James Blunt.

Recorded Music adjusted operating margin expanded 0.9 percentage points to 5.0% from 4.1% in the prior year. Recorded Music adjusted OIBDA margin grew 1.0 percentage point to 12.4% from 11.4% in the prior year. Operating income, adjusted operating income, OIBDA and adjusted OIBDA reflect the impact of the Fiscal-Year Severance Charges.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Combined Three Months ended September 30, 2011(1)	For the Three Months ended September 30, 2010	% Change	For the Combined Twelve Months ended September 30, 2011(1)	For the Twelve Months ended September 30, 2010	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$141	$142	(1%)	$544	$556	(2%)
Digital Revenue	17	18	(6%)	60	59	2%
Operating income (loss)	40	38	5%	73	86	(15%)
Adjusted operating income (loss) (1)	43	38	13%	76	86	(12%)
OIBDA	57	56	2%	147	157	(6%)
Adjusted OIBDA(1)	$60	$56	7%	$150	$157	(4%)

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Fourth-Quarter Results

Music Publishing results in the prior-year quarter included the benefit of $5 million in revenue and $2 million in OIBDA from an agreement reached by the U.S. recorded music and music publishing industries, related to the payment of mechanical royalties accrued in prior years by record companies. Mechanical revenue declined, reflecting the ongoing transition in the recorded music industry as well as the mechanical royalties benefit in the prior-year quarter. An increase in performance revenue reflected recent acquisitions and timing of collections from international societies, while declines in synchronization and digital revenue were also due to timing.

Music Publishing adjusted operating margin expanded 3.7 percentage points to 30.5% from 26.8% in the prior-year quarter. Music Publishing adjusted OIBDA margin expanded 3.2 percentage points to 42.6% from 39.4%. Operating income, adjusted operating income, OIBDA and adjusted OIBDA reflect the impact of the Quarterly Severance Charges.

Full-Year Results

The decrease in Music Publishing revenue was driven by an expected decrease in mechanical revenue, partially offset by an increase in synchronization revenue, performance revenue, digital revenue and other revenue. Digital Music Publishing revenue represented 11.0% of total Music Publishing revenue in the fiscal year, compared to 10.6% in fiscal year 2010.

Music Publishing adjusted operating margin was 14.0%, down 1.5 percentage points from 15.5% in fiscal year 2010. Music Publishing adjusted OIBDA margin was 27.6%, down 0.6 percentage points from 28.2% in the prior year. Operating income, adjusted operating income, OIBDA and OIBDA margin reflect the impact of the Fiscal-Year Severance Charges.

Financial details for the quarter and fiscal year can be found in the company’s Annual Report on Form 10-K, for the period ended September 30, 2011, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Twelve Months 9/30/11 versus 9/30/10 (dollars in millions)

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$554	$153	$707	$753	(6%)
Costs and expenses:
Cost of revenues	(286)	(83)	(369)	(388)	(5%)
Selling, general and administrative expenses	(186)	(76)	(262)	(291)	(10%)
Transaction costs	(10)	(36)	(46)	—	—
Amortization of intangible assets	(38)	(13)	(51)	(54)	(6%)

Total costs and expenses	$(520)	$(208)	$(728)	$(733)	(1%)

Operating income (loss)	$34	$(55)	$(21)	$20	—
Interest expense, net	(62)	(10)	(72)	(47)	53%
Impairment of cost-method investment	—	—	—	—	—
Other income (expense), net	—	—	—	(2)	(100%)

Loss before income taxes	$(28)	$(65)	$(93)	$(29)	—

Income tax expense	(3)	(7)	(10)	(17)	(41%)

Net loss	$(31)	$(72)	$(103)	$(46)	—
Less: loss attributable to noncontrolling interest	—	—	—	—	—

Net loss attributable to Warner Music Group Corp.	$(31)	$(72)	$(103)	$(46)	—

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010	% Change
	(audited)	(audited)	(unaudited)	(audited)
Revenues	$554	$2,315	$2,869	$2,988	(4%)
Costs and expenses:
Cost of revenues	(286)	(1,265)	(1,551)	(1,584)	(2%)
Selling, general and administrative expenses	(186)	(831)	(1,017)	(1,095)	(7%)
Transaction costs	(10)	(43)	(53)	—	—
Amortization of intangible assets	(38)	(178)	(216)	(219)	(1%)

Total costs and expenses	$(520)	$(2,317)	$(2,837)	$(2,898)	(2%)

Operating income (loss)	$34	$(2)	$32	$90	(64%)
Interest expense, net	(62)	(151)	(213)	(190)	12%
Impairment of cost-method investment	—	—	—	(1)	(100%)
Other income (expense), net	—	5	5	(3)	—

Loss before income taxes	$(28)	$(148)	$(176)	$(104)	69%

Income tax expense	(3)	(27)	(30)	(41)	(27%)

Net loss	$(31)	$(175)	$(206)	$(145)	42%
Less: loss attributable to noncontrolling interest	—	1	1	2	(50%)

Net loss attributable to Warner Music Group Corp.	$(31)	$(174)	$(205)	$(143)	43%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 9/30/2011 and 09/30/10 (dollars in millions)

	Successor	Predecessor
	September 30, 2011	September 30, 2010	% Change
	(audited)	(audited)
Assets:
Current Assets
Cash & cash equivalents	$154	$439	(65%)
Accounts receivable, less allowances of $0 and $111	385	434	(11%)
Inventories	29	37	(22%)
Royalty advances (expected to be recouped w/in 1 year)	141	143	(1%)
Deferred tax assets	54	30	80%
Other current assets	86	78	10%

Total Current Assets	$849	$1,161	(27%)
Royalty advances (expected to be recouped after 1 year)	173	189	(8%)
Property, plant & equipment, net	182	121	50%
Goodwill	1,366	1,057	29%
Intangible assets subject to amortization, net	2,718	1,119	—
Intangible assets not subject to amortization	102	100	2%
Other assets	79	64	23%

Total Assets	$5,469	$3,811	44%

Liabilities & Equity (Deficit):
Current Liabilities
Accounts payable	$165	$206	(20%)
Accrued royalties	974	1,034	(6%)
Accrued liabilities	217	314	(31%)
Accrued interest	55	59	(7%)
Deferred revenue	101	100	1%
Other current liabilities	53	40	33%

Total Current Liabilities	$1,565	$1,753	(11%)

Long-term debt	2,217	1,945	14%
Deferred tax liabilities	420	169	—
Other noncurrent liabilities	154	155	(1%)

Total Liabilities	$4,356	$4,022	8%

Common stock	—	—
Additional paid-in capital	1,129	611	85%
Accumulated deficit	(31)	(929)	(97%)
Accumulated other comprehensive (loss) income, net	(2)	53	—

Total Warner Music Group Corp. Equity (Deficit)	$1,096	$(265)	—

Noncontrolling interest	17	54	(69%)

Total Equity (Deficit)	1,113	(211)	—

Total Liabilities & Equity (Deficit)	$5,469	$3,811	44%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Twelve Months 9/30/11 versus 9/30/10 (dollars in millions)

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash (used in) provided by operating activities	$(64)	$30	$(34)	$50
Net cash used in investing activities	(1,292)	(4)	(1,296)	(24)
Net cash provided by (used in) financing activities	1,199	—	1,199	(1)
Effect of foreign currency exchange rates on cash	(8)	3	(5)	14

Net (decrease) increase in cash	$(165)	$29	$(136)	$39

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010
	(audited)	(audited)	(unaudited)	(audited)
Net cash (used in) provided by operating activities	$(64)	$12	$(52)	$150
Net cash used in investing activities	(1,292)	(155)	(1,447)	(85)
Net cash provided by (used in) financing activities	1,199	5	1,204	(3)
Effect of foreign currency exchange rates on cash	(8)	18	10	(7)

Net (decrease) increase in cash	$(165)	$(120)	$(285)	$55

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash impairment charges to reduce the carrying value of goodwill and intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand the company’s operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income (loss) and other measures of financial performance reported in accordance with accounting principles generally accepted in the U.S (“GAAP”). In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Twelve Months 9/30/11 versus 9/30/10 (dollars in millions)

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OIBDA	$81	$(40)	$41	$85	(52%)
Depreciation expense	(9)	(2)	(11)	(11)	—
Amortization expense	(38)	(13)	(51)	(54)	(6%)

Operating income (loss)	$34	$(55)	$(21)	$20	—
Interest expense, net	(62)	(10)	(72)	(47)	53%
Other (expense) income, net	—	—	—	(2)	(100%)

Loss before income taxes	$(28)	$(65)	$(93)	$(29)	—

Income tax expense	(3)	(7)	(10)	(17)	(41%)

Net loss	$(31)	$(72)	$(103)	$(46)	—
Less: loss attributable to noncontrolling interest	—	—	—	—	—

Net loss attributable to Warner Music Group Corp.	$(31)	$(72)	$(103)	$(46)	—

Operating income margin	6.1%	(35.9%)	(3.0%)	2.7%
OIBDA margin	14.6%	(26.1%)	5.8%	11.3%

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OIBDA	$81	$209	$290	$348	(17%)
Depreciation expense	(9)	(33)	(42)	(39)	8%
Amortization expense	(38)	(178)	(216)	(219)	(1%)

Operating income (loss)	$34	$(2)	$32	$90	(64%)
Interest expense, net	(62)	(151)	(213)	(190)	12%
Impairment of cost-method investments	—	—	—	(1)	(100%)
Other (expense) income, net	—	5	5	(3)	—

Loss before income taxes	$(28)	$(148)	$(176)	$(104)	69%

Income tax expense	(3)	(27)	(30)	(41)	(27%)

Net loss	$(31)	$(175)	$(206)	$(145)	42%
Less: loss attributable to noncontrolling interest	—	1	1	2	(50%)

Net loss attributable to Warner Music Group Corp.	$(31)	$(174)	$(205)	$(143)	43%

Operating income margin	6.1%	(0.1%)	1.1%	3.0%
OIBDA margin	14.6%	9.0%	10.1%	11.6%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Twelve Months 9/30/11 versus 9/30/11 (dollars in millions)

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG Operating Income (Loss) - GAAP	$34	$(55)	$(21)	$20	—
Depreciation and Amortization	47	15	62	65	-5%

Total WMG OIBDA	$81	$(40)	$41	$85	-52%

Recorded Music Operating Income - GAAP	$17	$(4)	$13	$7	86%
Depreciation and Amortization	31	10	41	45	-9%

Recorded Music OIBDA	$48	$6	$54	$52	4%

Music Publishing Operating Income - GAAP	$39	$1	$40	$38	5%
Depreciation and Amortization	12	5	17	18	-6%

Music Publishing OIBDA	$51	$6	$57	$56	2%

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG Operating Income (Loss) - GAAP	$34	$(2)	$32	$90	(64%)
Depreciation and Amortization	47	211	258	258	—

Total WMG OIBDA	$81	$209	$290	$348	(17%)

Recorded Music Operating Income - GAAP	$17	$93	$110	$102	8%
Depreciation and Amortization	31	141	172	177	(3%)

Recorded Music OIBDA	$48	$234	$282	$279	1%

Music Publishing Operating Income - GAAP	$39	$34	$73	$86	(15%)
Depreciation and Amortization	12	62	74	71	4%

Music Publishing OIBDA	$51	$96	$147	$157	(6%)

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income, adjusted OIBDA and adjusted net income (loss) is operating income, OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items relating to the acquisition of the Company by Access that affect comparability (“Factors Affecting Comparability”). Factors affecting period-to-period comparability of the unadjusted measures in fiscal year 2011 included expenses and share-based compensation expense related to the acquisition of the company by Access Industries. The Company uses adjusted operating income, adjusted OIBDA and adjusted net loss attributable to Warner Music Group Corp., as applicable, to evaluate the Company’s actual operating performance. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare the Company’s results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to WMG as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported Results to Adjusted Results, Three and Twelve Months 9/30/11 (dollars in millions)

For the Combined Three Months ended September 30, 2011

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(21)	$13	$40	$41	$54	$57	$(103)
Factors Affecting Comparability:
Acquisition Expenses(1)	46	—	2	46	—	2	46
Share-Based Compensation Expense(2)	14	8	1	14	8	1	14

Adjusted Results	$39	$21	$43	$101	$62	$60	$(43)

For the Combined Twelve Months ended September 30, 2011

	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss attributable to Warner Music Group Corp.
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$32	$110	$73	$290	$282	$147	$(205)
Factors Affecting Comparability:
Acquisition Expenses(1)	53	—	2	53	—	2	53
Share-Based Compensation Expense(2)	14	8	1	14	8	1	14

Adjusted Results	$99	$118	$76	$357	$290	$150	$(138)

(1)	Adjusted Results for the three months and twelve months ended September 30, 2011 exclude $46 million ($44 million corporate and $2 million Music Publishing) and $53 million ($51 million corporate and $2 million Music Publishing) respectively in fees incurred in connection with the acquisition of the Company by Access Industries. These costs primarily included advisory, accounting, legal and other professional fees.
(2)	Adjusted Results for the three months and twelve months ended September 30, 2011 exclude $14 million ($8 million Recorded Music, $1 million Music Publishing and $5 million corporate) in share-based compensation expense incurred in connection with the acquisition of the Company by Access Industries.

Figure 7. Warner Music Group Corp. - Summary Financial Results, Three and Twelve Months 9/30/11 versus 9/30/10 (dollars in millions)

Summary Results - Quarter

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG
Revenue	$554	$153	$707	$753	(6%)
Digital Revenue	161	49	210	197	7%
Operating income (loss)	34	(55)	(21)	20	—
Adjusted operating income (loss)	44	(5)	39	20	95%
OIBDA	81	(40)	41	85	(52%)
Adjusted OIBDA	91	10	101	85	19%
Net loss attributable to Warner Music Group Corp.	(31)	(72)	(103)	(46)	(124%)
Adjusted Net loss attributable to Warner Music Group Corp.	$(21)	$(22)	$(43)	$(46)	7%

Recorded Music
Revenue	$454	$117	$571	$620	(8%)
Digital Revenue	147	47	194	183	6%
Operating income (loss)	17	(4)	13	7	86%
Adjusted operating income (loss)	17	4	21	7	200%
OIBDA	48	6	54	52	4%
Adjusted OIBDA	$48	$14	$62	$52	19%

Music Publishing
Revenue	$104	$37	$141	$142	(1%)
Digital Revenue	15	2	17	18	(6%)
Operating income (loss)	39	1	40	38	5%
Adjusted operating income (loss)	39	4	43	38	13%
OIBDA	51	6	57	56	2%
Adjusted OIBDA	$51	$9	$60	$56	7%

Summary Results - Fiscal Year
	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010	% Change
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG
Revenue	$554	$2,315	$2,869	$2,988	(4%)
Digital Revenue	161	659	820	759	8%
Operating income (loss)	34	(2)	32	90	(64%)
Adjusted operating income (loss)	44	55	99	90	10%
OIBDA	81	209	290	348	(17%)
Adjusted OIBDA	91	266	357	348	3%
Net loss attributable to Warner Music Group Corp.	(31)	(174)	(205)	(143)	(43%)
Adjusted Net loss attributable to Warner Music Group Corp.	$(21)	$(117)	$(138)	$(143)	3%

Recorded Music
Revenue	$454	$1,890	$2,344	$2,459	(5%)
Digital Revenue	147	621	768	713	8%
Operating income (loss)	17	93	110	102	8%
Adjusted operating income (loss)	17	101	118	102	16%
OIBDA	48	234	282	279	1%
Adjusted OIBDA	$48	$242	$290	$279	4%

Music Publishing
Revenue	$104	$440	$544	$556	(2%)
Digital Revenue	15	45	60	59	2%
Operating income (loss)	39	34	73	86	(15%)
Adjusted operating income (loss)	39	37	76	86	(12%)
OIBDA	51	96	147	157	(6%)
Adjusted OIBDA	$51	$99	$150	$157	(4%)

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $50 million, $40 million and $9 million unfavorable impact of exchange rates on our Total,

Recorded Music and Music Publishing revenue, in the three months ended September 30, 2011 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Twelve Months 9/30/11 versus 9/30/10 as Reported and Constant Currency (dollars in millions)

	Successor	Predecessor		Predecessor	Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010	For the Three Months Ended September 30, 2010
	As reported (unaudited)	As reported (unaudited)	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)
US revenue
Recorded Music	$173	$43	$216	$263	$263
Music Publishing	40	6	46	59	59

International revenue
Recorded Music	281	74	355	357	397
Music Publishing	64	31	95	83	92

Intersegment eliminations	(4)	(1)	(5)	(9)	(8)

Total Revenue	$554	$153	$707	$753	$803

Revenue by Segment:
Recorded Music	$454	$117	$571	$620	$660
Music Publishing
Mechanical	24	7	31	40	43
Performance	41	20	61	52	57
Synchronization	21	7	28	29	30
Digital	15	2	17	18	18
Other	3	1	4	3	3

Total Music Publishing	104	37	141	142	151
Intersegment eliminations	(4)	(1)	(5)	(9)	(8)

Total Revenue	$554	$153	$707	$753	$803

Total Digital Revenue	$161	$49	$210	$197	$205

	Successor	Predecessor		Predecessor	Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010	For the Twelve Months Ended September 30, 2010
	As reported (unaudited)	As reported (unaudited)	As reported (unaudited)	As reported (unaudited)	Constant $ (unaudited)
US revenue
Recorded Music	$173	$785	$958	$1,043	$1,043
Music Publishing	40	155	195	214	214

International revenue
Recorded Music	281	1,105	1,386	1,416	1,474
Music Publishing	64	285	349	342	358

Intersegment eliminations	(4)	(15)	(19)	(27)	(26)

Total Revenue	$554	$2,315	$2,869	$2,988	$3,063

Revenue by Segment:
Recorded Music	$454	$1,890	$2,344	$2,459	$2,517
Music Publishing
Mechanical	24	118	142	177	182
Performance	41	173	214	207	214
Synchronization	21	92	113	102	105
Digital	15	45	60	59	60
Other	3	12	15	11	11

Total Music Publishing	104	440	544	556	572
Intersegment eliminations	(4)	(15)	(19)	(27)	(26)

Total Revenue	$554	$2,315	$2,869	$2,988	$3,063

Total Digital Revenue	$161	$659	$820	$759	$776

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing the operating performance of our company to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “cash flow provided by operating activities” (the most directly comparable GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under GAAP, which is net cash flow (used in) provided by operating activities.”

Unlevered After-Tax Cash Flow

Free Cash Flow includes cash paid for interest. We also review our cash flow adjusted for cash paid for interest, a measure we call Unlevered After-Tax Cash Flow. Management believes this measure provides investors with an additional important perspective on our cash generation ability. We consider Unlevered After-Tax Cash Flow to be an important indicator of the performance of our businesses and believe the presentation is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. A limitation of the use of this measure is that it does not reflect the charges for cash interest and, therefore, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, this measure should be considered in addition to, not as a substitute for, net cash flow provided by operating activities and other measures of liquidity reported in accordance with GAAP.

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow and Unlevered After-Tax Cash Flow, Three and Tweleve Months 9/30/11 versus 9/30/10 (dollars in millions)

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From July 1, 2011 through July 19, 2011	For the Combined Three Months ended September 30, 2011	For the Three Months Ended September 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net cash flow (used in) provided by operating activities	$(64)	$30	$(34)	$50
Less: Capital expenditures	11	3	14	21
Less: Net cash paid for investments	3	1	4	4

Free Cash Flow	$(78)	$26	$(52)	$25

Plus: Cash paid for interest	34	—	34	—

Unlevered After-Tax Cash Flow	$(44)	$26	$(18)	$25

	Successor	Predecessor		Predecessor
	From July 20, 2011 through September 30, 2011	From October 1, 2010 through July 19, 2011	For the Combined Twelve Months ended September 30, 2011	For the Twelve Months ended September 30, 2010
Net cash flow (used in) provided by operating activities	$(64)	$12	$(52)	$150
Less: Capital expenditures	11	37	48	51
Less: Net cash paid for investments	3	118	121	34

Free Cash Flow	$(78)	$(143)	$(221)	$65

Plus: Cash paid for interest	34	176	210	169

Unlevered After-Tax Cash Flow	$(44)	$33	$(11)	$234

###

Media Contact:	Investor Contact:
Will Tanous	Erika Begun
(212) 275-2244	(212) 275-4850
Will.Tanous@wmg.com	Erika.Begun@wmg.com